UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

LAWSON SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

On September 30, 2009, Lawson Software, Inc. (the “Company”) issued a press release relating to its financial results for the first quarter of fiscal 2010, ended August 31, 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05     Costs Associated with Exit or Disposal Activities

On September 30, 2009, the Company approved a plan to restructure its workforce. The Company is making a targeted reduction primarily of consulting positions in Europe.  The action is being undertaken as a further refinement of the Company’s new vertical organization, including a resizing of its services business to leverage its partner channel, and in light of current demand for consulting and implementation services in Europe. Under this plan, the Company will reduce its workforce by approximately 75 employees, or 2% percent of the global workforce.  The Company anticipates that the majority of the actions related to this plan will be completed by the end of the Company’s second quarter of fiscal 2010.  The restructuring action is expected to result in pre-tax charges of approximately $4 million for severance pay and related benefits with the majority of the charges recorded in the second quarter of fiscal 2010.  Substantially all of this amount will result in future cash expenditures.  The Company expects the majority of the severance and related benefits will be paid within the next 12 months.  Annualized cost and expense savings from these actions are estimated to be approximately $7 million.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

99.1     Press release of Lawson Software, Inc. issued September 30, 2009

This Current Report on Form 8-K contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The Company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: the timing of actions relating to these cost reduction measures; the success of the restructuring /realignment; the assumptions and projections used in estimating certain amounts relating to these restructuring actions; and other risk factors listed in the Company’s most recent Annual Report on Form 10-K for the year ended May 31, 2009, filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date:	September 30, 2009	By: /s/ Stefan B. Schulz

Stefan B. Schulz
Senior Vice President of Finance
(Principal Accounting Officer)